CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Symbollon Corporation
Framingham, Massachusetts


         We hereby consent to the incorporation by reference in the Form S-8 of our report dated January 22, 1999 relating to the financial statements of Symbollon Corporation as of December 31, 1998 and for the year then ended and amounts for the period from inception (July 15, 1986) to December 31, 1998 (not presented separately therein) appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998.




/s/ BDO Seidman, LLP

   BDO Seidman, LLP


Boston, Massachusetts
March 8, 1999